Exhibit 99.1

OCI Resources LP Prices Initial Public Offering

ATLANTA, GEORGIA — September 13, 2013 — OCI Resources LP (the “Partnership”) (NYSE: OCIR) announced today the pricing of its initial public offering of 5,000,000 common units representing limited partner interests in the Partnership at a public offering price of $19.00 per common unit.  In addition, the Partnership has granted the underwriters a 30-day option to purchase up to 750,000 additional common units at the initial public offering price.  The Partnership’s common units are expected to begin trading on the New York Stock Exchange under the symbol “OCIR” on September 13, 2013.  The offering is expected to close on September 18, 2013, subject to customary closing conditions.

Upon conclusion of the offering, the public ownership will represent a 25.1% limited partner interest in the Partnership, or a 28.8% limited partner interest in the Partnership if the underwriters exercise their option to purchase additional common units in full.  OCI Enterprises Inc., through certain of its subsidiaries, will hold a 2.0% general partner interest and the remaining limited partner interest in the Partnership.

Citigroup and Goldman, Sachs & Co. are acting as joint book-running managers, and Barclays and Credit Suisse are acting as co-managers, of the offering.  The offering is being made solely by means of a written prospectus forming part of the effective registration statement.  When available, a copy of the final prospectus relating to the offering, which meets the requirements of Section 10 of the Securities Act of 1933, as amended, may be obtained from either of the following:

•                  Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone (800) 831-9146 or by email at batprospectusdept@citi.com; or

•                  Goldman, Sachs & Co., Prospectus Department, 200 West Street, New York, NY 10282, or by telephone (866) 471-2526 or by email at prospectus-ny@ny.email.gs.com.

The registration statement and, when available, the final prospectus, may be obtained, free of charge, at the U.S. Securities and Exchange Commission’s (the “SEC”) website at www.sec.gov under the registrant’s name, “OCI Resources LP.”

A registration statement relating to the common units was filed with, and declared effective by, the SEC.  This press release does not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sale of the common units referred to in this press release in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

ABOUT OCI RESOURCES LP

OCI Resources LP, a master limited partnership, operates the trona ore mining and soda ash production business of OCI Wyoming, L.P., one of the largest and lowest cost producers of natural soda ash in the world, serving a global market from its facility in the Green River Basin of Wyoming.  The facility has been in operation for more than 50 years.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in the prospectus and the Partnership’s other filings with the SEC. The Partnership undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contacts:

OCI Resources LP

Investor Relations

Scott Humphrey, Director of Investor Relations

(770) 375-2387

SHumphrey@ocienterprises.com

Media

Amy McCool

(770) 243-9191

AMcCool@ocienterprises.com